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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS
                       --------------------------------


The Board of Directors
Provena Foods Inc.:

We consent to the use of our report dated February, 1, 1999, related to the balance sheets of Provena Foods, Inc. as of December 31, 1998 and 1997, and the related statements of earnings, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1998, incorporated herein by reference.


                                   KPMG LLP

Orange County, California
June 1, 1999